March 26, 2021

Securities and Exchange Commission

100 F Street N. E.

Washington, D.C.  20549

We have received a copy of, and are in agreement with, the statements concerning our firm being made by Mid-Southern Bancorp, Inc. in Item 4.01 of its Form 8-K/A dated March 26, 2021.

Sincerely,

/s/ Monroe Shine & Co., Inc.

New Albany, Indiana